Exhibit 10.21

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. [* * *] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Fourth Amendment to Joint Development Agreement

This Fourth Amendment (“Fourth Amendment”) to the Joint Development Agreement effective December 28, 2018 (“Original JDA”) and modified by the Series B Preferred Stock Financing Letter dated May 5, 2021 (“Financing Letter”), the Second Amendment to Joint Development Agreement, dated June 30, 2023 (“Second Amendment”), the Third Amendment to Joint Development Agreement, dated December 16, 2024 (“Third Amendment” and together with the Original JDA, Financing Letter, Second Amendment, and this Fourth Amendment, the “JDA”) is by and between Ford Motor Company, located at One American Road, Dearborn, MI 48126 (“Ford”) and Solid Power Operating, Inc., located at 486 S. Pierce Avenue, Suite E, Louisville, CO 80027 (“Solid Power”). Ford and Solid Power may be referred to individually as a “Party” or collectively as the “Parties,” as the context requires. This Fourth Amendment is effective as of December 31, 2025.

RECITALS

WHEREAS, the initial termination date of the JDA was December 31, 2020; and

WHEREAS, the JDA termination date was extended to June 30, 2023, in the last sentence of Section 1 of the Financing Letter; and

WHEREAS, the JDA termination date was extended to December 31, 2024, in the Second Amendment; and

WHEREAS, the JDA termination date was extended to December 31, 2025, in the Third Amendment; and

WHEREAS, the Parties would like to further extend the JDA termination date to March 31, 2026; and

WHEREAS, [* * *], the Parties have discussed and agreed on certain revised deliverables and a revised schedule for such deliverables by Solid Power, and

WHEREAS, the Parties have discussed and agreed on a license of certain Background Technology from Solid Power to Ford, and

WHEREAS, the Parties signed a Confidentiality and Non-Disclosure Agreement, effective July 14, 2021 as amended by the First Amendment, effective June 10, 2022, as amended by the Second Amendment, effective July 14, 2023, as amended by the Third Amendment effective as of April 10, 2024, and as amended by the Fourth Amendment effective as of December 31, 2025 for the exchange of confidential information (as amended, the “NDA”), and

WHEREAS, the Parties would like to incorporate by reference the terms of the NDA into the JDA, and

WHEREAS, the Parties now seek to amend the JDA in accordance with these objectives.

NOW, THEREFORE, BE IT RESOLVED that:

1.	The termination date in Article 7 of the JDA is extended to March 31, 2026, at no additional cost to Ford.

2.	The deliverable timelines and materials quantities outlined in Exhibit A attached to the Third Amendment are replaced with Exhibit A attached hereto.

3.	The cells designated as [* * *] in Exhibit A will be used by Solid Power to [* * *] to be performed/contracted at Solid Power’s expense and in accordance with the test plan set forth in Exhibit B attached hereto (such testing, “[* * *] Deliverables”).

4.	The cells designated as [* * *] in Exhibit A will be used by Solid Power to [* * *] to be performed/contracted at Solid Power’s expense and in accordance with the test plan set forth in Exhibit C attached hereto (such testing together with the [* * *] Deliverables, “Testing Deliverables”).

5.	Solid Power will deliver the Background Technology set forth in Exhibit D attached hereto to Ford promptly upon effectiveness of this Fourth Amendment. To the extent Solid Power is entitled to grant such rights, Solid Power hereby grants, and shall grant, to the Ford and its Affiliates [* * *] Neither Party will export, directly or indirectly, any information acquired pursuant to this Fourth Amendment, or any products utilizing such data, in violation of U.S. export laws or regulations.

6.	THE BACKGROUND TECHNOLOGY SET FORTH IN EXHIBIT D AND INTELLECTUAL PROPERTY RIGHTS THEREIN ARE PROVIDED “AS IS” WITHOUT ANY WARRANTY OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, AND SOLID POWER SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING THOSE OF MERCHANTABILITY, TITLE, NONINFRINGEMENT, AND FITNESS FOR A PARTICULAR PURPOSE.

7.	Other than the Testing Deliverables, Background Technology set forth in Exhibit D, and electrolyte to be delivered [* * *] as set forth in Exhibit A, all deliverables required under the JDA have been provided to Ford.

8.	The definition of Confidential Information in Article 1 of the JDA is replaced with the following: “Confidential Information” is defined in the NDA.

9.	Article 6 of the JDA is replaced with the following: 6.1. The Parties signed the NDA. The terms of the NDA shall govern any Confidential Information disclosed pursuant to this Agreement.

10.	Capitalized terms used but not defined herein shall have the meanings given to such terms in the Original JDA, as modified by the Financing Letter, Second Amendment, and Third Amendment, as applicable. All other terms and conditions of the JDA remain unchanged, including terms in the Financing Letter applicable to the JDA.

11.	This Fourth Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. A faxed signature or other electronically transmitted signature (via a .pdf file) on this Fourth Amendment will have the same legal force and effect as though it were the original of such signature.

12.	To the extent a Party is required under applicable law to make a disclosure relating to the execution of this Fourth Amendment, through a filing with the U.S. Securities and Exchange Commission or otherwise, prior to such disclosure the Party shall notify the other Party in writing and provide a draft of the disclosure to the other Party at least two (2) business days prior to filing and will reasonably consider all changes or comments related to the draft prior to filing.

IN WITNESS WHEREOF, the Parties hereto have caused this Fourth Amendment to be executed by their duly authorized representatives:

Ford Motor Company		Solid Power Operating, Inc.

By	/s/ Shailesh Kozarekar	By	/s/ Linda Heller
	(Ford Authorized Signature)		(Solid Power Authorized Signature)

	Shailesh Kozarekar		Linda Heller
	(Printed Name)		(Printed Name)

Its	Chief Engineer, eDrive	Its	CFO
	(Ford Signatory’s Title)		(Solid Power Signatory’s Title)

Date	Jan-20-2026	Date	January 27, 2026

EXHIBIT A

Deliverables Schedule

[* * *]

EXHIBIT B

[* * *] Test Plan

[* * *]

EXHIBIT C

[* * *] Test Plan

[* * *]

EXHIBIT D

Solid Power Background Technology ([* * *])

[* * *]